AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON August 11, 2005                      Registration No. 333-[______]
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            -------------------------

                       TANGER FACTORY OUTLET CENTERS, INC.
             (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                                56-1815473
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

          3200 NORTHLINE AVENUE
                SUITE 360                                     27408
       GREENSBORO, NORTH CAROLINA
(Address of principal executive offices)                   (Zip Code)

                           -------------------------


                              THE AMENDED AND RESTATED
                              INCENTIVE AWARD PLAN OF
                       TANGER FACTORY OUTLET CENTERS, INC. AND
                        TANGER PROPERTIES LIMITED PARTNERSHIP

                           -------------------------


                                    Copy to:
         FRANK C. MARCHISELLO, JR.                      RAYMOND Y. LIN, ESQ.
   TANGER FACTORY OUTLET CENTERS, INC.                  LATHAM & WATKINS LLP
          3200 NORTHLINE AVENUE                           885 THIRD AVENUE
                SUITE 360                                    SUITE 1000
    GREENSBORO, NORTH CAROLINA 27408                  NEW YORK, NEW YORK 10022
             (336) 292-3010                                (212) 906-1200
(Name,  address,  including  zip  code,
    and  telephone number, including
    area code, of agent for service)

                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 incorporates the correct and updated consent of our Independent Registered Public Accounting Firm, PriceWaterhouseCoopers LLP. The consent we included in the initial S-8 filing did not include the prescribed language consenting to internal controls over financial reporting due to an inadvertent use of an old form of consent.

Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"), previously registered 1,750,000 common shares of the Company, $.01 par value (the "Common Shares"), to be offered or sold to participants under the Company's Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc. (the "Share Option Plan") and the Unit Option Plan for Employees of Tanger Properties Limited Partnership ("Unit Option Plan") on Form S-8 (File Nos. 333-80450 and 333-91863). At the Annual Meeting of Shareholders of the Company on May 9, 2003, the Shareholders ratified an increase, from 1,750,000 to 2,250,000, in the aggregate number of Common Shares which may be issued under the Share Option Plan and Unit Option Plan. In order to add restricted shares and other share-based grants to the Share Option Plan and to merge the Unit Option Plan into the Share Option Plan, holders of Common Shares (the "Shareholders") ratified the Amended and Restated Incentive Award Plan (the "Incentive Plan") of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (the "Operating Partnership"), by and between the Company and the Operating Partnership, at the Annual Meeting of Shareholders of the Company held on May 14, 2004 (the "Annual Meeting"). At the Annual Meeting the Shareholders also ratified an increase, from 2,250,000 to 3,000,000, in the aggregate number of Common Shares which may be issued under the Incentive Plan.

On December 29, 2004, the Company's Common Shares underwent a two-for-one split (the "Stock Split). Accordingly, pursuant to Rule 416(a) of the Securities Act of 1933, 3,500,000 Common Shares were previously registered and pursuant to
Section 10.3 of the Incentive Plan, an aggregate of 6,000,000 Common Shares may be issued under the Incentive Plan. This registration statement is being filed pursuant to General Instruction E on Form S-8 (Registration of Additional Securities) in order to register an additional 2,500,000 Common Shares, as approved by the Shareholders, which may be offered or sold to participants under the Incentive Plan.

                           INCORPORATION BY REFERENCE

The  Company  has  filed  with  the  Securities  and  Exchange   Commission  the
Registration Statements with respect to 1,750,000 Common Shares (as adjusted pursuant to Rule 416(a) of the Securities Act of 1933 to 3,500,000 Common Shares due to the Stock Split) and the Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 14, 2004. The contents of such Registration Statements (File Nos. 333-80450 and 333-91863) and Definitive Proxy Statement (File No. 001-11986) are hereby incorporated by reference.


Item  8.
                                    EXHIBITS

5(a) * Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. as to the legality of the Common Shares being registered.

23(a)    Consent of PricewaterhouseCoopers LLP.

23(b)*   Consent of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

24   *   Power of Attorney.

* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on this 11th day of August 2005.

                                    TANGER FACTORY OUTLET CENTERS, INC.


                                    By:    /s/ Stanley K. Tanger
                                         ---------------------------------------
                                         Stanley K. Tanger
                                         Chairman of the Board and Chief
                                         Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities with Tanger Factory Outlet Centers, Inc. and on the date indicated.


               Signature                                 Title                     Date Signed
               ---------                                 -----                     -----------

  /s/ Stanley K. Tanger                  Chairman of the Board and Chief           August 11, 2005
---------------------------------        Executive Officer
   Stanley K. Tanger                     (Principal Executive Officer)

  *                                      President, Chief Operating Officer        August 11, 2005
---------------------------------        and Director
Steven B. Tanger


  *                                      Executive Vice President and Chief        August 11, 2005
---------------------------------        Financial Officer
Frank C. Marchisello, Jr.                (Principal Financial and Accounting Officer)

  *                                      Director                                  August 11, 2005
---------------------------------
Jack Africk


  *                                      Director                                  August 11, 2005
---------------------------------
William G. Benton


  *                                      Director                                  August 11, 2005
---------------------------------
Thomas E. Robinson


  *                                      Director                                  August 11, 2005
---------------------------------
Allan L. Schuman


*    /s/ Stanley K. Tanger
  ---------------------------------
  Stanley K. Tanger
  Attorney-in-Fact


                                  EXHIBIT INDEX


------------------------- ----------------------------------------------------- --------------------------------------
     EXHIBIT NUMBER                           DESCRIPTION                            SEQUENTIALLY NUMBERED PAGE

------------------------- ----------------------------------------------------- --------------------------------------


5(a) *                    Opinion of Vernon, Vernon, Wooten, Brown, Andrews &
                          Garrett, P.A. as to the legality of the Common
                          Shares being registered.

------------------------- ----------------------------------------------------- --------------------------------------
23(a)                     Consent of PricewaterhouseCoopers LLP.                                  5

------------------------- ----------------------------------------------------- --------------------------------------
23(b)*                    Consent of Vernon, Vernon, Wooten, Brown, Andrews
                          &Garrett, P.A..

------------------------- ----------------------------------------------------- --------------------------------------
24   *                    Power of Attorney
------------------------- ----------------------------------------------------- --------------------------------------

*   Previously filed.